Exhibit 99.1

FOR IMMEDIATE RELEASE March 10, 2011

Investor Contact: Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contacts: Michael A. Monahan

Director - Corporate Communications

205.745.2628

mmonahan@walterenergy.com

WALTER ENERGY PROVIDES UPDATES ON ALABAMA EXPANSION INITIATIVES

(TAMPA, Fla.) - Walter Energy (NYSE: WLT), a leading U.S. producer and exporter of premium hard coking coal for the global steel industry, announced updates today to its previously announced Alabama expansion initiatives.

The Company said it has successfully concluded negotiations to lease approximately 75 million tons of recoverable Blue Creek coking coal reserves in Tuscaloosa County, Ala. from a subsidiary of Chevron Corporation (NYSE: CVX) (“Chevron”). Terms of the leases include royalty rates that are in line with existing agreements.

The Company also said that it has executed a definitive purchase and sale agreement to acquire the existing North River steam coal mine in Fayette County and Tuscaloosa County, Ala. from a subsidiary of Chevron. Total consideration for the transaction includes minimal cash due at closing and also includes the assumption of certain liabilities, not expected to be material to Walter Energy. The transaction is expected to be neutral to slightly accretive to earnings in the first year.

Walter Energy expects to close on both transactions on April 30, 2011. The consummation of the transactions is subject to certain customary closing conditions including, among other things, (i) the receipt of required consents from third parties in connection with the assignment of contracts and leases incident to the operation of the business, (ii) the expiration or earlier termination of the applicable notice, consent or other regulatory action requirements by governmental entities, and (iii) the absence of injunctions or restraints imposed by governmental entities.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has annual revenues of approximately $1.6 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the transaction with Western Coal will close. The transaction is subject to a number of closing conditions which may be outside of Walter Energy’s control. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

WLT